UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 25, 2006

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On October 25, 2006, the Board of Directors (the “Board”) of Ceridian Corporation (the “Company”), upon recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board, approved the following amendments to certain benefit plans and agreements (the “Amendments”):

1.               First Declaration of Amendment to the Ceridian Corporation Deferred Compensation Plan (2002 Revision);

2.               Ceridian Corporation Benefit Equalization Plan, Fourth Declaration of Amendment;

3.               Fourth Declaration of Amendment to the Ceridian Corporation Executive Benefit Protection Trust Agreement;

4.               Amendment No. 2 to the Executive Employment Agreement with Ronald L. Turner; and

5.               Amendment No. 1 to the Split-Dollar Agreement between Ceridian Corporation and Ronald L. Turner.

The Amendments were principally designed to comply with certain legislative amendments to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exception to Section 409A.  The Amendments neither diminish nor enhance the benefits that the Company is otherwise obligated to provide under the benefit plans and agreements.  With the exception of the Fourth Declaration of Amendment to the Ceridian Corporation Executive Benefit Protection Trust Agreement, the Amendments are effective as of January 1, 2005.  The Fourth Declaration of Amendment to the Ceridian Corporation Executive Benefit Protection Trust Agreement is effective as of October 25, 2006.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, a copy of the Amendments are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 2.02.               Results of Operations and Financial Condition.

On October 26, 2006, the Company issued a press release.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 5.02.                                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On October 26, 2006, the Company issued a press release announcing among other things that Kathryn V. Marinello, President and Chief Executive Officer of the Company, and Richard  Szafranski joined the Board of Directors of the Company as directors on October 25, 2006.  A copy of the press release is filed as Exhibit 99.1, and is incorporated herein by reference.  In addition, on October 25, 2006, Mr. Szafranski became a member of the Company’s Compensation and Human Resources Committee and Nominating and Corporate Governance Committee.  Ms. Marinello did not become a member of any committee of the Board.

Other than in connection with the Employment Agreement dated October 1, 2006 between Ms. Marinello and the Company (the “Employment Agreement”) set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2006, there are no arrangements or understandings between Ms. Marinello and any other persons pursuant to which Ms. Marinello was selected as a director of the Company.  Except as provided for in the Employment Agreement, Ms. Marinello does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Ms. Marinello had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

There are no arrangements or understandings between Mr. Szafranski and any other persons pursuant to which Mr. Szafranski was selected as a director of the Company.  As a non-employee director of the Company, Mr. Szafranski and the Company will enter into an indemnification agreement.  A copy of the form of indemnification agreement between the Company and directors may be found in Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003.  In addition, as a non-employee director of the Company, Mr. Szafranski will receive compensation for his services as a director.  A description of the compensation paid to non-employee directors of the Company may be found in the Company’s Non-Employee Director Compensation Program which may be found in Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2006.  Mr. Szafranski does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Szafranski had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Declaration of Amendment to the Ceridian Corporation Deferred Compensation Plan (2002 Revision).

10.2	Ceridian Corporation Benefit Equalization Plan, Fourth Declaration of Amendment.

10.3	Fourth Declaration of Amendment to the Ceridian Corporation Executive Benefit Protection Trust Agreement.

10.4	Amendment No. 2 to the Executive Employment Agreement between Ceridian Corporation and Ronald L. Turner, dated October 25, 2006.

10.5	Amendment No. 1 to the Split-Dollar Agreement between Ceridian Corporation and Ronald L. Turner.

99.1	Ceridian Corporation News Release dated October 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Dated: October 26, 2006

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

10.1	First Declaration of Amendment to the Ceridian Corporation Deferred Compensation Plan (2002 Revision).	Filed electronically

10.2	Ceridian Corporation Benefit Equalization Plan, Fourth Declaration of Amendment.	Filed electronically

10.3	Fourth Declaration of Amendment to the Ceridian Corporation Executive Benefit Protection Trust Agreement.	Filed electronically

10.4	Amendment No. 2 to the Executive Employment Agreement between Ceridian Corporation and Ronald L. Turner, dated October 25, 2006.	Filed electronically

10.5	Amendment No. 1 to the Split-Dollar Agreement between Ceridian Corporation and Ronald L. Turner.	Filed electronically

99.1	Ceridian Corporation News Release dated October 26, 2006.	Filed electronically